Exhibit 99.1

               Escala to Restate Financial Statements,
             Discloses Results of Internal Investigation


    NEW YORK--(BUSINESS WIRE)--Dec. 19, 2006--Escala Group (Nasdaq:
ESCL) announced today that the Company will restate its previously reported financial statements for its fiscal years ended June 30, 2003; June 30, 2004; June 30, 2005; and for the first three quarters of the fiscal year ended June 30, 2006.

    The Company previously reported that its Board of Directors had directed the Audit Committee to review the transactions between the Company and the Company's majority shareholder, Afinsa Bienes
Tangibles, S.A. ("Afinsa").

    The Audit Committee's investigation is complete, and based on the findings of that investigation and after consultation with the acting Chief Executive Officer, the Company's Board of Directors and Audit Committee have determined to restate the Company's financial statements. The Company is considering the precise extent of the restatement, but expects that the restatement will relate primarily to the reporting of certain of the transactions between the Company and Afinsa, the totality of which had been reported in its financial statements as "related-party sales" and which are now part of the Company's discontinued operations, as described below. Specifically, certain archival sales for which the cash consideration received from Afinsa was recognized entirely as revenue from a related party should have been recorded as a combination of revenue from a related party and additional paid-in capital. Archival sales refer to cash sales to Afinsa of large and unique collections of archival material for which, in most cases, there was no substantial sales history. These sales represented a significant portion of the Company's previously reported revenues for the years ended June 30, 2006, 2005 and 2004. The Company currently estimates that such archival sales comprised approximately $73 million of the $417 million in total sales to Afinsa over the time period in question, but such sales accounted for a larger percentage contribution to the gross profits recorded during the period.

    As previously disclosed, the Company has ceased its global stamp and supply operations with designated sales to Afinsa. The Company has identified its separable and material business operations that were affected (and subsequently shut down as a result), and has classified them as discontinued operations in accordance with Statement of Financial Accounting Standard No. 144. As a result of this reclassification of the Company's global supply operations as discontinued operations, any restatement is not expected to materially affect the results from continuing operations. Rather, the Company believes that any such restatement will be largely contained within discontinued operations and would be evidenced by decreased revenues from discontinued operations, decreased net income and decreased retained earnings, the latter of which would be offset by an identical increase in additional paid-in capital, with the net result being no overall change to the Company's total stockholders' equity and cash position, when viewed cumulatively over the time period in question.

    Although it is possible that other aspects of the Company's previously reported financial statements will be restated, the Company is not currently aware of any other issues that would necessitate restatement. The Company has discussed the matters described above with its independent outside auditors, Amper, Politziner & Mattia, P.C., and is filing a Form 8-K with the SEC in connection with its restatement decision. This 8-K will address, among other things, the impact of the restatement on the Company's assessments of the effectiveness of its internal control over financial reporting as of the applicable periods.

    Results of Audit Committee Investigation

    On December 15, 2006, the Audit Committee presented to the
Company's Board of Directors the results of its investigation into the Company's transactions with Afinsa.

    During the course of its investigation, the Audit Committee retained the independent law firm of Kirkland & Ellis LLP, which in turn engaged independent accounting consultants, to investigate and report to the Audit Committee. With its advisors, the Committee examined the business transactions that the Company had entered into with Afinsa between June 2003 (the time of the first significant sale to Afinsa) and May 2006 (when Spanish authorities closed Afinsa's operations), including various major sales of inventory to Afinsa.

    The Audit Committee's conclusions presented to the Board included the following:

    -- Based on the evidence available to it, the Committee found no evidence that the Company had attempted either to defraud Afinsa or to collude with Afinsa in attempting to defraud Afinsa's customers or the Company's investors.

    -- Based on the evidence available to it, the Committee concluded that the transactions between the Company and Afinsa were valid; in other words, the Company delivered to Afinsa authentic philatelic materials and Afinsa made payment to the Company in accordance with the terms of the documents that described the transactions.

    -- Based on the evidence available to it, the Committee concluded that certain of the historical disclosures regarding certain aspects of the transactions between the Company and Afinsa were inaccurate or incomplete. The Audit Committee also concluded that any such disclosure inadequacies were unintentional and were not made with any intent to mislead Escala's investors. As a result, the Committee recommended that it be left to the Company to consider what, if any, additional action needs to be taken with respect to those disclosures.

    -- Based on the evidence and professional advice available to it, the Committee concluded that the Company should restate certain of its historical financial statements with respect to its reporting of certain transactions with Afinsa, and recommended that the Company consider and determine the scope of such restatement.

    The Audit Committee also made certain recommendations to the Board, which are designed to strengthen the Company's internal controls and provide for an increased review of related party transactions. The Board has adopted these recommendations and is in the process of implementing them.

    Matthew Walsh, President, CFO and acting CEO commented, "Our Board of Directors was committed to ensuring that the Audit Committee investigation was thorough, complete and conducted with the utmost integrity. The Committee was given complete freedom to consider any matters it felt were appropriate, and the Committee and its counsel received the full cooperation of the Company. I am pleased to report that no present or former employees declined to cooperate with the investigation. In addition, we continue to cooperate fully with the SEC formal investigation."

    Mr. Walsh continued, "Our goal now is to move quickly to completing the accounting review and restatement process, file our 10-K for the period ended June 30, 2006 and 10-Q for the quarter ended September 30, 2006, and refocus our efforts towards our core operations with a view towards maximizing shareholder value. We intend to implement the remedial measures recommended by the Audit Committee as promptly as possible, and we will continue to look for other ways to ensure that our operations are conducted with complete transparency and adherence to the highest standards."

    Greg Roberts, President of the Numismatics and Precious Metals Trading Divisions, stated, "We are grateful to our customers, shareholders and valued employees for their commitment to the Company during this challenging time. Our company has significant continuing operations in collectibles -- stamps, coins, arms, armor and militaria -- and precious metals trading that we are committed to growing. Speaking for myself and for everyone at Escala and its Group Companies, we are eager to pursue the growth plans that we have developed for our core businesses."

    About Escala Group, Inc.

    Escala Group is a consolidated global collectibles network. The Company is a leading auctioneer of stamps, coins, arms, armor and militaria, and other memorabilia, targeting both collectors and dealers. Escala is also a merchant/dealer of certain collectibles and trader of precious metals. The Company's collectibles offerings span the modest to ultra high-end price spectrum. Escala conducts its operations in two business segments: collectibles and trading.

    Escala's Group Companies focused on philately are Greg Manning Auctions, Ivy & Manning Philatelic Auctions, H.R. Harmer, and Nutmeg Stamp Sales, all of North America; Corinphila Auktionen of Zurich, Switzerland and the Kohler group of auction companies of Berlin and Wiesbaden, Germany from our European division; and John Bull Stamp Auctions, Ltd, the oldest philatelic auction house in Hong Kong in our Asia division. Escala's Group Companies in its numismatics division include Teletrade, Bowers and Merena Auctions, North American Certified Trading, and Spectrum Numismatics International, one of the largest wholesalers of rare coins in the U.S. Greg Martin Auctions is in the Company's art and antiques division.

    The trading activities of Escala Group are conducted through A-Mark Precious Metals, one of the largest private sellers of bullion coins and bullion gold, silver and platinum to the wholesale marketplace.

    SAFE HARBOR STATEMENT

    Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Factors that may cause such differences include changes in market conditions, changes in economic environment, competitive factors and the other factors discussed in the "forward-looking information" or "risk factors" sections included in Escala Group's filings with the Securities and Exchange Commission, including Escala Group's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, prospectuses and other documents that Escala Group has filed with the Commission. In particular, any statement related to Escala Group's expected revenues or earnings or Escala Group's being well positioned for future profitability and growth are forward-looking statements.

    In addition, the Company faces substantial uncertainty as a result of recent events surrounding Afinsa. In particular, readers should note the following: (1) Since May 9, 2006, Afinsa and certain of its executives have been the subject of a criminal investigation in Spain. While the Company has not been notified that either it or any of its current directors, officers or employees is a target of this inquiry, there can be no assurance that the Company or such persons will not be named in the future. (2) The nature, scope and estimated impact of expected restatements is preliminary and may change based upon additional analysis by the Company or its auditors. (3) Although, as of the present time, the Audit Committee has concluded its investigation of the matters described above, the Audit Committee, the Company's Board of Directors, or other committees of the Board of Directors may reconsider these matters, or consider additional matters, or make additional findings, if they receive additional information or if they deem such a review to be appropriate in light of future developments, including the Company's cooperation with governmental authorities; (4) the Company continues to cooperate with an SEC inquiry, which may lead to changes in the Company's accounting policies and practices, restatement of financial statements, and/or otherwise be adverse to the Company. (5) Afinsa is currently involved in insolvency proceedings before a commercial court in Madrid. The court has appointed three trustees to oversee the operations of Afinsa. The effect of this action on the Company, approximately 67% of whose stock is owned collectively by Afinsa and its wholly owned subsidiary, Auctentia, S.L., cannot be determined at this time. (6) Central de Compras Coleccionables S.L., the Company's Spanish subsidiary, is the subject of separate customs and tax inspections in Spain. The outcome of these proceedings cannot be determined at this time. (7) As a result of the events of May 9, 2006, Escala and certain of its officers and directors have been named in eight putative class action lawsuits (now consolidated) and two derivative lawsuits (now consolidated) relating to the Company's affiliation and dealings with Afinsa. The outcome of these lawsuits cannot be determined at this time. (8) The Company is expected to incur significant expenses in connection with the SEC inquiry and the class actions and derivative lawsuits. (9) The Company faces substantial business and financial risks and uncertainties as a result of the loss of Afinsa as its major customer. (10) As a result of the failure to file its 10-K for the year ended June 30, 2006 and its 10-Q for the quarter ended September 30, 2006, the Company is not in compliance with the continued listing requirements of the Nasdaq Stock Market and has received delisting determination letters from Nasdaq. A hearing was held before the Nasdaq Hearing Panel on November 16, 2006, at which time the Company requested a conditional extension to remain listed on the Nasdaq Stock Market. There can be no assurance that the Panel will grant the Company's request for an extension or, if an extension is granted by the Panel, that the Company will be able to file its requisite reports by such date. If the Company is not granted an extension of time to file its reports, or fails to file its reports prior to any additional deadline, the Company's securities would be subject to delisting.

    The words "should," "believe," "estimate," "expect," "intend," "anticipate," "foresee," "plan" and similar expressions and variations thereof identify certain of such forward- looking statements, which speak only as of the dates on which they were made. Additionally, any statements related to future improved performance and estimates of revenues and earnings per share are forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

    CONTACT: Escala Group:
             Perry Hall, 212-421-9400
             phall@escalgroup.com